Exhibit 99.1

HEXCEL CORPORATION

Issuer

6.75% Senior Subordinated Notes due 2015

INDENTURE

Dated as of February 1, 2005

The Bank of New York

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02; 4.10; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.
SECTION 1.02. Other Definitions.
SECTION 1.03. Incorporation by Reference of Trust Indenture Act
SECTION 1.04. Rules of Construction

ARTICLE II

The Securities

SECTION 2.01. Form and Dating
SECTION 2.02. Execution and Authentication
SECTION 2.03. Registrar and Paying Agent
SECTION 2.04. Paying Agent To Hold Money in Trust
SECTION 2.05. Securityholder Lists
SECTION 2.06. Transfer and Exchange
SECTION 2.07. Replacement Securities
SECTION 2.08. Outstanding Securities
SECTION 2.09. Temporary Securities
SECTION 2.10. Cancellation
SECTION 2.11. Defaulted Interest
SECTION 2.12. CUSIP Numbers, ISINs, etc
SECTION 2.13. Issuance of Additional Securities

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee
SECTION 3.02. Selection of Securities To Be Redeemed
SECTION 3.03. Notice of Redemption
SECTION 3.04. Effect of Notice of Redemption
SECTION 3.05. Deposit of Redemption Price
SECTION 3.06. Securities Redeemed in Part

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities
SECTION 4.02. SEC Reports
SECTION 4.03. Limitation on Indebtedness

SECTION 4.04. Limitation on Restricted Payments
SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries
SECTION 4.06. Limitation on Asset Dispositions
SECTION 4.07. Limitation on Affiliate Transactions
SECTION 4.08. Change of Control
SECTION 4.09. Limitation on Business Activities
SECTION 4.10. Compliance Certificate
SECTION 4.11. Further Instruments and Acts

ARTICLE V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default
SECTION 6.02. Acceleration
SECTION 6.03. Other Remedies
SECTION 6.04. Waiver of Past Defaults
SECTION 6.05. Control by Majority
SECTION 6.06. Limitation on Suits
SECTION 6.07. Rights of Holders to Receive Payment
SECTION 6.08. Collection Suit by Trustee
SECTION 6.09. Trustee May File Proofs of Claim
SECTION 6.10. Priorities
SECTION 6.11. Undertaking for Costs
SECTION 6.12. Waiver of Stay or Extension Laws

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee
SECTION 7.02. Rights of Trustee
SECTION 7.03. Individual Rights of Trustee
SECTION 7.04. Trustee’s Disclaimer
SECTION 7.05. Notice of Defaults
SECTION 7.06. Reports by Trustee to Holders
SECTION 7.07. Compensation and Indemnity
SECTION 7.08. Replacement of Trustee
SECTION 7.09. Successor Trustee by Merger
SECTION 7.10. Eligibility; Disqualification

SECTION 7.11. Preferential Collection of Claims Against Company

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance
SECTION 8.02. Conditions to Defeasance
SECTION 8.03. Application of Trust Money
SECTION 8.04. Repayment to Company
SECTION 8.05. Indemnity for Government Obligations
SECTION 8.06. Reinstatement

ARTICLE IX

Amendments and Waivers

SECTION 9.01. Without Consent of Holders
SECTION 9.02. With Consent of Holders
SECTION 9.03. Compliance with Trust Indenture Act
SECTION 9.04. Revocation and Effect of Consents and Waivers
SECTION 9.05. Notation on or Exchange of Securities
SECTION 9.06. Trustee To Sign Amendments
SECTION 9.07. Payment for Consent

ARTICLE X

Subordination

SECTION 10.01. Agreement To Subordinate
SECTION 10.02. Liquidation, Dissolution, Bankruptcy
SECTION 10.03. Default on Senior Indebtedness
SECTION 10.04. Acceleration of Payment of Securities
SECTION 10.05. When Distribution Must Be Paid Over
SECTION 10.06. Subrogation
SECTION 10.07. Relative Rights
SECTION 10.08. Subordination May Not Be Impaired by Company
SECTION 10.09. Rights of Trustee and Paying Agent
SECTION 10.10. Distribution or Notice to Representative
SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate
SECTION 10.12. Trust Moneys Not Subordinated
SECTION 10.13. Trustee Entitled To Rely
SECTION 10.14. Trustee To Effectuate Subordination
SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness

SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls
SECTION 11.02. Notices
SECTION 11.03. Communication by Holders with Other Holders
SECTION 11.04. Certificate and Opinion as to Conditions Precedent
SECTION 11.05. Statements Required in Certificate or Opinion
SECTION 11.06. When Securities Disregarded
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar
SECTION 11.08. Legal Holidays
SECTION 11.09. Governing Law
SECTION 11.10. No Recourse Against Others
SECTION 11.11. Successors
SECTION 11.12. Multiple Originals
SECTION 11.13. Table of Contents; Headings

Rule 144A/Regulation S/IAI Appendix

Exhibit 1	–	Form of Initial Security

Exhibit A	–	Form of Exchange Security or Private Exchange Security

Exhibit 2	–	Form of Transferee Letter of Representation

INDENTURE dated as of February 1, 2005, between HEXCEL CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

“Additional Assets” means (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, a Restricted Subsidiary or a Joint Venture; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) the Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary or a Joint Venture; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means, subject to the Company’s compliance with Section 4.03, 6.75 % Senior Subordinated Notes due 2015 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

“Affiliate” of any specified Person means (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or (2) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such Person or (C) of any Person described in clause (1).  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Disposition” means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) involving an amount in excess of $5.0 million other than:

(1) a disposition by a Restricted Subsidiary to the Company, by the Company or a Restricted Subsidiary to a Restricted Subsidiary or between Restricted Subsidiaries;

(2) a disposition of property or assets at fair market value in the ordinary course of business and consistent with past practices of the Company or any of its Restricted Subsidiaries, as applicable (including sales of products to customers, disposition of excess inventory and dispositions of used or replaced equipment);

(3) the disposition or grant of licenses to third parties in respect of intellectual property;

(4) a sale or disposition of assets for the purpose of forming any Joint Venture, in exchange for an interest in such Joint Venture;

(5) the sale of Specified Properties;

(6) a disposition by the Company or any Subsidiary of assets within 24 months after such assets were directly or indirectly acquired as part of an acquisition of other properties or assets (including Capital Stock) (the “Primary Acquisition”), if the assets being disposed of are “non-core” assets (as determined in good faith by a majority of the Board of Directors) or are required to be disposed of pursuant to any law, rule or regulation or any order of or settlement with any court or governmental authority, and the proceeds therefrom are used within 18 months after the date of sale to repay any Indebtedness Incurred in connection with the Primary Acquisition of such assets;

(7) for purposes Section 4.06 only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited under Section 4.04; or

(8) an Asset Disposition that also constitutes a Change of Control; provided, however, that the Company complies with all its obligations under Section 4.08.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption multiplied by the amount of such payment by (y) the sum of all such payments.

“Bank Indebtedness” means any and all Indebtedness and other amounts payable under or in respect of the Credit Agreement including principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Agreement (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

“Board Resolution” means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.  The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1), such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether or not such right is exercisable immediately), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to the Governance Agreement or Stockholders Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee;

provided, however, that a Change of Control shall not be deemed to occur unless and until the publicly announced rating of the Securities by either Rating Agency shall, on or within 90 days after the date of the occurrence of such event (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency), be less than the rating of the Securities by such Rating Agency on the date (the “Rating Date”) which is 90 days before the date of the occurrence of such event; provided further, however, that, if on that Rating Date the Securities have an Investment Grade Rating by both Rating Agencies, a Change of Control shall be deemed not to occur following such event unless and until the publicly announced rating of the Securities by either Rating Agency shall, on or within 90 days after the date of the occurrence of such event (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency), be less than an Investment Grade Rating.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (a) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (b) the repayment, repurchase, redemption, defeasance or other discharge of any other Indebtedness repaid, repurchased, redeemed, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such repayment, repurchase, redemption, defeasance or other discharge had occurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, redeemed, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, redemption, defeasance or other discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, redeem, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets requiring an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term as of the date of determination in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the sum of, without duplication:

(1) total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, including, to the extent not otherwise included in such interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries in such period, without duplication, (a) interest expense attributable to Capital Lease Obligations; (b) amortization of debt discount and debt issuance cost; (c) amortization of capitalized interest; (d) non-cash interest expense; (e) accrued interest; (f) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (g) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness of any other Person; (h) net payments, if any, made pursuant to Interest Rate Protection Agreements (including amortization of fees);

(2) dividends accrued in respect of all Disqualified Stock of the Company and all preferred stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in capital stock (other than Disqualified Stock) of the Company; and

(3) cash contributions made during such period to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust to purchase Capital Stock of the Company.

Notwithstanding the foregoing, in no event will:

(1) any non-cash dividends or distributions payable on the Company’s series A convertible preferred stock or series B convertible preferred stock outstanding on the Issue Date; or

(2) the accretion or amortization of original issue discount, beneficial conversion feature and capitalized issuance costs on the Company’s series A convertible preferred stock or series B convertible preferred stock outstanding on the Issue Date, be included in the calculation of Consolidated Interest Expense.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted

Subsidiaries as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination; provided, however, that in determining Indebtedness and EBITDA, such amounts shall be determined on a pro forma basis after giving effect to the same transactions that would be adjusted for in determining the Consolidated Coverage Ratio at such time, as set forth in the definition of such term, to the extent applicable.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) any extraordinary gain or loss;

(6) the cumulative effect of a change in accounting principles;

(7) compensation expense related to the issuance of stock incentives pursuant to the Plans;

(8) any deemed dividend and accretion (amortization of original issue discount, beneficial conversion feature and capitalized issuance costs) related to the Company’s series A convertible preferred stock or series B convertible preferred stock;

(9) restructuring charges, write-downs and reserves (to the extent not included in clause (4) or (5) above) taken by the Company or its Restricted Subsidiaries; provided, however, that the aggregate amount of any such charges, write-downs or reserves shall not in the aggregate exceed $5.0 million in each fiscal year and any charges in excess of such amount in such fiscal year shall be included in the calculation of Consolidated Net Income for the period when such charges are paid; and

(10) gains or losses from the early retirement or extinguishment of Indebtedness.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all outstanding Capital Stock of the Company plus (2) paid-in capital or capital surplus relating to such Capital Stock plus (3) any retained earnings or earned surplus less (4) any accumulated deficit less (5) any amounts attributable to Disqualified Stock.

“Consolidated Tangible Assets” of any Person means, as of any date of determination, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights and franchises.

“Credit Agreement” means (i) the Credit and Guaranty Agreement dated as of March 19, 2003, among the Company and specified subsidiaries of the Company, as borrowers, the Guarantors named therein, the lenders from time to time party thereto, Fleet Capital Corporation, as Administrative Agent, Fleet National Bank, London U.K.

branch, trading as FleetBoston Financial, as Fronting Bank and Issuing Bank, Fleet National Bank, as Issuing Bank, and Fleet Securities Inc., as Lead Arranger, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (ii) whether or not the Credit and Guaranty Agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Exchange Protection Agreement” means in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means (1) the Bank Indebtedness and (2) any other Senior Indebtedness (other than Hedging Obligations) which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture in an Officers’ Certificate received by the Trustee.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “Change of Control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the “asset sale” or “Change of Control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and under Sections 4.06 and 4.08 and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto; and provided further, however, that in no event shall the Company’s series A convertible preferred stock or series B convertible preferred stock be deemed to be Disqualified Stock.

“EBITDA” for any period for any Person means the sum of Consolidated Net Income, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:  (1) all income tax expense of such Person and its consolidated Restricted Subsidiaries for such period, (2) Consolidated Interest Expense for such period, (3) equity in earnings (losses) of affiliated companies, (4) depreciation expense and amortization expense of the Company and its consolidated Restricted Subsidiaries for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (5) all other non-cash items of such Person and its consolidated Restricted Subsidiaries for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) reducing Consolidated Net Income less all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Joint Ventures” means (1) Tech Fab LLC, (2) BHA Aero Composite Parts, Co., Ltd., (3) Asian Composites Manufacturing Sdn Bhd and (4) Hexcel-DIC Partnership.

“Foreign Subsidiary” means a Subsidiary that is incorporated in a jurisdiction other than, and the majority of the assets of which are located outside of, the United States, a State thereof and the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

(1)           the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)           statements and pronouncements of the Financial Accounting Standards Board; and

(3)           such other statements by such other entity as approved by a significant segment of the accounting profession.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Governance Agreement” means the Amended and Restated Governance Agreement dated as of March 19, 2003, among LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000, L.P., GS Capital Partners Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Stone Street Fund 2000, L.P. and the Company, as may be amended from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, that have been or are undertaken or made in the ordinary course of business or in connection with any Asset Disposition permitted under Section 4.06 and not for the benefit of or in favor of an Affiliate of the Company or any of its Subsidiaries.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided further, however, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of

Indebtedness as long as such amendment, modification or waiver does not (1) increase the principal or premium thereof or interest rate thereon; (2) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed; or (3) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the holders, such subordination.  The term “Incurrence” when used as a noun shall have a correlative meaning.  Solely for purposes of determining compliance with Section 4.03, the following will not be deemed to be the Incurrence of Indebtedness: (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on capital stock in the form of additional capital stock of the same class and with the same terms; and (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all Capitalized Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

For purposes of this definition, the obligation of such Person with respect to the redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (2) Indebtedness shall not include any liability for Federal, state, local or other taxes.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Rate Protection Agreement” means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such former Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such latter Person that are or would be classified as investments on a balance sheet of such former Person prepared in accordance with GAAP.  In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors.  For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04, (1) ”Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating of BBB- or higher by Standard & Poor’s Ratings Group, Inc. and Baa3 or higher by Moody’s Investors Service, Inc. or the equivalent of such ratings by Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or by any other Rating Agency selected as provided in the definition of Rating Agency.

“Issue Date” means February 1, 2005.

“Joint Venture” means the Existing Joint Ventures, and any other joint venture, partnership or other similar arrangement whether in corporate, partnership or other legal form which is formed by the Company or any Restricted Subsidiary and one or more Persons which own, operate or service a Related Business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means the aggregate amount of cash received in respect of an Asset Disposition (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of:

(1) all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Disposition;

(4) any amount of cash required to be placed in escrow by one or more parties to a transaction relating to contingent liabilities associated with an Asset Disposition until such cash is released to the Company or a Restricted Subsidiary; and

(5) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Dispositions, all as determined in conformity with GAAP, retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, printing costs, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, stock exchange listing fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel acceptable to the Trustee.  The counsel may be an employee of or counsel for the Company.

“Permitted Investment” means an Investment:

(1) in the Company or a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) in another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) in Temporary Cash Investments;

(4) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) in loans or advances to officers, directors or employees of the Company or any of its Subsidiaries for travel, transportation, entertainment, and moving and other relocation expenses and other business expenses that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) in loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be;

(7) in stock, obligations or securities received (A) in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary; (B) in satisfaction of judgments; or (C) as consideration in connection with an Asset Disposition permitted under Section 4.06;

(8) deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(9) in any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) in any Person to the extent such Investments consist of hedging obligations otherwise permitted under the covenant described under Section 4.03; and

(12) in any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plans” means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary, or any successor thereof and “Plan” shall have a correlative meaning.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or, as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

“Qualified Preferred Stock” of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (1) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation, (2) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (3) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

“Qualified Proceeds” means assets that are used or useful in, or a majority of the voting stock of any Person engaged in, a businesses conducted by the Company and its Restricted Subsidiaries on the Issue Date or businesses which are reasonably related, ancillary or complementary thereto; provided, however, that the fair market value of any such assets or capital stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or capital stock may exceed $5.0 million or more, the fair value shall be determined in writing by an independent investment banking firm of nationally recognized standing.

“Rating Agency” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, “refinances,” and “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than any Stated Maturity of the Indebtedness being refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) either the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced (including, with respect to both the Refinancing Indebtedness and the Indebtedness being refinanced, amounts then outstanding and amounts available thereunder), plus (y) unpaid interest, prepayment penalties, redemption premiums, defeasance costs, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

“Related Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Representative” means the trustee, agent or other representative (if any) for an issue of Senior Indebtedness.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Securities” means the Securities issued under this Indenture.

“Securities Act” means the Securities Act of 1933.

“Senior Indebtedness” means (1) all Bank Indebtedness and (2) all other Indebtedness of the Company including interest (including interest accruing at the contract rate specified in the Credit Agreement or the documentation governing such other Indebtedness, as applicable (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company, whether or not allowed as a claim against the Company in any such proceeding) and fees thereon, whether outstanding on the Issue Date or thereafter issued or Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any liability for Federal, state, local or other taxes owed or owing by the Company, (2) any accounts payable or other liabilities to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (3) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, and (4) any obligations with respect to any Capital Stock.

“Senior Subordinated Indebtedness” means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness including, without limitation, the Company’s 9.75% Senior Subordinated Notes due 2009 outstanding on the Issue Date.

“Significant Subsidiary” means a Restricted Subsidiary of that is a “significant subsidiary” as defined in Rule 1-02 under Regulation S-X promulgated under the Securities Act and Exchange Act.

“Specified Properties” means the Company’s manufacturing plants located in Livermore, California; Welkenraedt, Belgium; and Lodi, New Jersey.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stockholders Agreement” means the Stockholders Agreement dated as of March 19, 2003 among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P., Greenbriar Equity Fund, L.P. and the Company, as may be amended from time to time.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is contractually subordinated or junior in right of payment to the Securities pursuant to a written agreement, including the 7% Convertible Subordinated Debentures due 2011.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless the context requires otherwise, “Subsidiary” shall refer to a Subsidiary of the Company.

“Temporary Cash Investments” means any of the following:

(1) investments in U.S. Government Obligations;

(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A-” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group; and

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date, except as provided in Section 9.03.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than Qualified Preferred Stock and director’s qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07	(a)
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Blockage Notice”	10.03
“Change of Control Offer”	4.08	(b)
“Consolidated Working Capital Amount”	4.03	(b)(1)
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“legal defeasance option”	8.01	(b)
“Legal Holiday”	11.08
“Maximum Committed Credit Agreement Amount”	4.03	(b)(1)
“Notice of Default”	6.01
“Offer”	4.06	(b)
“Offer Amount”	4.06	(d)(2)
“pay the Securities”	10.03
“Paying Agent”	2.03
“Payment Blockage Period”	10.03
“Payment Restrictions”	4.05
“Purchase Date”	4.06	(d)(1)
“Registrar”	2.03
“Successor Company”	5.01

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.  Rules of Construction.  Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9) all references to the date the Securities were originally issued shall refer to the Issue Date; and

(10) all references to any payment of principal, purchase prices in connection with a purchase of the Securities and interest or any other amount payable on or with respect to such Securities shall be deemed to include payment of any additional cash interest pursuant to any Registration Rights Agreement.

ARTICLE II

The Securities

SECTION 2.01.  Form and Dating.  Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture.  The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02.  Execution and Authentication.  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $225.0 million of 6.75% Senior Subordinated Notes due 2015 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent and any change in the address of such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial

Code are met.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request.  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.  The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among a participant in the Depositary or beneficial owners of interests in any Global Security) other than as are expressly required by, and to do so if and when expressly required by the terms of this Indenture.

SECTION 2.07.  Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Company and the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  Except as set forth in Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the entire amount of their principal and all accrued and unpaid interest on any Securities are considered paid under Section 4.01 on the date such amounts are due, such Securities shall cease to be outstanding under this Indenture and interest on such Securities shall cease to accrue from and after such date.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel in accordance with its customary practice all Securities surrendered for registration of transfer, exchange, payment or cancellation.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.  Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the satisfaction of the Trustee and shall promptly mail to each Securityholder a notice within 10 days of fixing or causing to be fixed such special record date that states the special record date (which shall not be more than 20 days from the interest payment date applicable thereto), the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.  CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.  Issuance of Additional Securities.  The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3) whether such Additional Securities shall be transfer restricted securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

ARTICLE III

Redemption

SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.  Deposit of Redemption Price.  Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01.  Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.  SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections.

In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified in the Commission’s rules and regulations (unless the SEC does not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  The Company also shall comply with the other provisions of TIA § 314(a).

Delivery of such SEC reports and information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03.  Limitation on Indebtedness.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed (A) the greater of (x) $425.0 million or (y) the sum of (i) 85% of accounts receivable, net, (ii) 85% of inventory, net and (iii) 50% of property, plants and equipment, in each case of the Company and its Restricted Subsidiaries as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recently ended fiscal quarter period, less (B) the sum of all principal payments on such Indebtedness made pursuant to Section 4.06(a)(3)(A);

(2) Indebtedness Incurred by Foreign Subsidiaries to finance the working capital requirements of Foreign Subsidiaries; provided, however, that the aggregate principal amount of such Indebtedness, when added together with the amount of Indebtedness Incurred by all Foreign Subsidiaries pursuant to this clause (2) and then outstanding, does not exceed the sum of 50% of the book value of the consolidated inventories of all Foreign Subsidiaries and 80% of the consolidated accounts receivable of all Foreign Subsidiaries;

(3) Indebtedness owed to and held by the Company or any Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness and (B) if the Company is the obligor on such Indebtedness, the payment of such Indebtedness is expressly subordinate to the prior payment in full in cash of all obligations with respect to the Securities;

(4) the Securities (other than Additional Securities) and the Exchange Securities;

(5) Indebtedness (other than the Indebtedness described in clauses (1), (2), (3) or (4) above) outstanding on the Issue Date;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) of this Section 4.03(b) or this clause (6);

(7) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company and Restricted Subsidiaries pursuant to this Indenture or, in the case of a Currency Exchange Protection Agreement, reasonably related to the ordinary course of business of the Company and its Restricted Subsidiaries;

(8) Indebtedness, including Capitalized Lease Obligations and purchase money Indebtedness, Incurred by the Company or its Restricted Subsidiaries to finance the acquisition of tangible assets or other capital expenditures, and Indebtedness Incurred by the Company or its Restricted Subsidiaries to Refinance such Capitalized Lease Obligations and purchase money Indebtedness, in an aggregate outstanding principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed the greater of (A) $30.0 million and (B) 5.0% of Consolidated Tangible Assets;

(9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03;

(10) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of the Company and its Restricted Subsidiaries;

(11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of provisions providing for indemnification, adjustment of purchase price or similar obligations Incurred or assumed in connection with the disposition by the Company or any of its Restricted Subsidiaries of any business, assets or capital stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including noncash proceeds consisting of Cash Equivalents or Qualified Proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; or

(12) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) of this Section 4.03(b) or Section 4.03(a), does not exceed $50.0 million.

(c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations (other than the Company’s 7% Convertible Debentures due 2011 outstanding on the Issue Date), unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

(e) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not Incur (i) any Indebtedness if such Indebtedness is contractually subordinate in right of payment to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.  For purposes of this Indenture, Secured Indebtedness which does not have a first priority security interest in collateral is not treated as subordinated to Secured

Indebtedness with a first priority interest in such collateral merely because it does not have a first priority security interest.

(f) For the purpose of determining amounts of Indebtedness outstanding under Section 4.03 and for the purpose of avoiding duplication only, Indebtedness of a Person resulting from the grant by such Person of security interests with respect to, or from the issuance by such Person of Guarantees (and security interests with respect thereof) of, or from the assumption of obligations with respect to letters of credit supporting, Indebtedness Incurred by such Person pursuant to this Indenture (or Indebtedness which such Person is otherwise permitted to Incur under this Indenture) shall not be deemed to be a separate Incurrence of Indebtedness by such Person.

(g) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or merged with or into or consolidated with the Company or a Restricted Subsidiary, as applicable.

SECTION 4.04.  Limitation on Restricted Payments.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (including, without limitation, any Net Cash Proceeds received upon the exercise of any option or other equity award with respect to its Capital Stock granted pursuant to an employee or director benefit plan of the Company), other than Disqualified Stock, subsequent to the Issue Date and on or prior to the date of such Restricted Payment (other than an issuance or sale to a Subsidiary of the Company or an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(C) the amount by which the Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the date of such Restricted Payment of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(D) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) any acquisition of any Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company) or options, warrants or other rights to purchase such Capital Stock; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company) or options, warrants or other rights to purchase such Capital Stock; provided, however, that (A) such purchase, repurchase, redemption, defeasance or acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.04(a)(3)(B);

(3) any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred under Section 4.03; provided, however, that such Indebtedness (A) shall have a Stated Maturity later than the Stated Maturity of the Securities and (B) shall have an Average Life greater than the remaining Average Life of the Securities; provided further, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4) any purchase or redemption of Subordinated Obligations from Net Available Cash after application in accordance with clauses (A), (B) and (C) of Section 4.06(a)(3); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(5) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that the declaration, but not the payment, of such dividend shall be included in the calculation of the amount of Restricted Payments;

(6) so long as no Default shall have occurred and be continuing (or result therefrom), Investments in Joint Ventures or other Persons engaged in a Related Business in an aggregate amount which, when added together with the amount of all other Investments made pursuant to this clause (6) which at such time have not been repaid through dividends, repayments of loans or advances or other transfer of assets, does not exceed the greater of (A) $60.0 million and (B) 10.0% of Consolidated Tangible Assets; provided, however, that the amount of such Investments shall be excluded in the calculation of Restricted Payments;

(7) so long as no Default shall have occurred and be continuing (or result therefrom), (A) payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of the Company, including any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, restricted stock, options on any such shares or similar securities held by directors, officers or employees or former directors, officers or employees or by any Plan upon death, disability, retirement or termination of employment of any such individual pursuant to the terms of such Plan or agreement under which such shares or related rights were issued or acquired and (B) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof or required tax withholding with respect to the exercise of stock options or the lapsing of restrictions on restricted stock; provided, however, that the amount of any such payments, repurchases or withholding shall be excluded in the calculation of Restricted Payments;

(8) so long as no Default shall have occurred and be continuing, or result therefrom, any purchase or defeasance of Subordinated Obligations upon a Change of Control to the extent required by the indenture or other agreement or instrument under which the Subordinated Obligations were issued, but only if the Company has first complied with all its obligations under the provisions described under Section 4.08; provided, however, that the amount of the purchase or defeasance shall be excluded in the calculation of Restricted Payments;

(9) so long as no Default shall have occurred and be continuing, or result therefrom, the repurchase, redemption or defeasance by the Company of its 7% Convertible Debentures due 2011 outstanding on the Issue Date; provided, however, that any repurchase, redemption or defeasance shall be excluded in the calculation of Restricted Payments;

(10) the declaration and payment of regularly scheduled or accrued dividends or distributions on shares of the Company’s series A convertible preferred stock or series B convertible preferred stock outstanding on the Issue Date or on any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued after the Issue Date in accordance with the Consolidated Coverage Ratio test described in Section 4.03; provided, however, that any declaration and payment shall be excluded in the calculation of Restricted Payments;

(11) so long as no Default shall have occurred and be continuing, or result therefrom, payments to holders of its capital stock in lieu of issuance of fractional shares of its capital stock; provided, however, that the amount of any payments shall be excluded in the calculation of Restricted Payments;

(12) repurchases of shares of the Company’s common stock and repurchases of shares of the Company’s series A convertible preferred stock or series B convertible preferred stock, but only if on the date of any such repurchase, and after giving pro forma effect thereto, the Consolidated Leverage Ratio is less than 2.5 to 1.0 provided, however, that the amount of any such repurchases shall be included in the calculation of Restricted Payments; or

(13) so long as no Default shall have occurred and be continuing, or result therefrom, Restricted Payments in an aggregate amount which, when added together with the amount of all other Restricted Payments made under this clause (13) which at that time have not been repaid through dividends, repayments of loans or advances or other transfers of assets, does not exceed $50.0 million; provided, however, that the amount of the Restricted Payments shall be included in the calculation of Restricted Payments.

SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary (clauses (a), (b)  and (c), collectively “Payment Restrictions”).  However the preceding restrictions will not apply to:

(1) any Payment Restriction existing under or by reason of the Credit Agreement, this Indenture, Refinancing Indebtedness in respect of the Securities and any agreement in effect at or entered into on the Issue Date;

(2) any Payment Restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was acquired by, the Company) and outstanding on such date;

(3) any Payment Restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in Section 4.05(1) or (2) or this clause (3); provided, however, that the Payment Restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than those with respect to such Restricted Subsidiary contained in such predecessor agreements;

(4) any Payment Restriction consisting of customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practice;

(5) any Payment Restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) above;

(7) Liens securing Indebtedness otherwise permitted to be Incurred under the provisions of Section 4.03 that limit the right of the debtor to dispose of the assets subject to such Liens;

(8) any encumbrance or restriction contained in the governing documents of any Joint Venture;

(9) any Payment Restriction arising under applicable law;

(10) provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.06.  Limitation on Asset Dispositions.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors (if the total proceeds of such sale is greater than $5.0 million), the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase

Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to acquire Additional Assets or to make a capital expenditure within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Securityholders (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Securities (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in this Indenture; and

(D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose not prohibited by the terms of this Indenture.

Notwithstanding Section 4.06(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with the foregoing paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied with accordance with the foregoing paragraph exceeds $15.0 million.  Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

For the purposes of this Section 4.06, the following shall be deemed to be cash: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability with respect to such Indebtedness in connection with such Asset Disposition; provided, however, that the amount of such Indebtedness shall not be deemed to be cash for the purpose of the term “Net Available Cash;” and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(b) In the event of an Asset Disposition that requires the purchase of the Securities (and other Senior Subordinated Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and other Senior Subordinated Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and (d).  If the aggregate purchase price of Securities (and any other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be entitled to apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). The Company shall not be required to make such an Offer to purchase Securities (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of Net Available Cash in accordance with clauses (A) and (B) of paragraph (a) above) is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to any subsequent Asset Disposition).

(c) (1)  Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price.  The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) and (ii) if material, appropriate pro forma financial information).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with Section 4.06(a).

(3) Holders shall be entitled to withdraw their election to have a Security purchased if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.  If at the expiration of the period for which the Offer remains open the aggregate principal amount of Securities (and any other Senior Subordinated Indebtedness included in the Offer) surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and the other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and the other Senior

Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased).

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of the Securities pursuant to this covenant.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations under this clause by virtue thereof.

SECTION 4.07.  Limitation on Affiliate Transactions.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless (1) the Affiliate Transaction is made in (A) good faith and (B) on terms which are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be; (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1)(B) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm or an accounting firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arms-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) shall not prohibit (1) any Permitted Investment and any Restricted Payment permitted to be paid under Section 4.04; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans and officer or director indemnification agreements approved by the Board of Directors; (3) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries; (4) transactions between the Company or a Restricted Subsidiary and one or more Restricted Subsidiaries; provided, however, that no Affiliate of the Company (other than another Restricted Subsidiary) owns, directly or indirectly, any Capital Stock in any such Restricted Subsidiary; (5) transactions in the ordinary course of business (including loans, expense advances and reimbursements) between the Company or any of its Restricted Subsidiaries, on the one hand, and any employee thereof, on the other hand; (6) transactions with Affiliates entered into in the ordinary course of business of the Company or its Restricted Subsidiaries, on terms which are, in the opinion of the Company’s management or the Board of Directors, fair and reasonable to the Company or its Restricted Subsidiaries; (7) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to such transactions; (8) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as Indebtedness or Capital Stock of the same class is also held by Persons that are not Affiliates of the Company and such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally; (9) transactions pursuant to or as contemplated by the Governance Agreement or the Stockholders Agreement, and any amendments to the Governance Agreement or the Stockholders Agreement, as applicable, that are not adverse to the interests of the holders of the Securities and which are approved by a majority of the directors of the Company disinterested with respect to such amendment; (10) transactions with Affiliates acting as an underwriter, initial purchaser, placement agent or in a similar capacity in connection with an offering or private placement by the Company of equity securities or debt securities; (11) any commercial banking, commercial lending, investment banking, brokerage, securities trading, market-making, money management, financial advisory or other similar transaction, including the payment of customary fees with respect thereto, with an Affiliate of The Goldman Sachs Group, Inc. that is approved by a majority of the directors of the Company disinterested with respect to such transaction; and (12) any transaction between the Company or any Restricted Subsidiaries and any of the Existing Joint Ventures pursuant to agreements in effect on the Issue Date.

SECTION 4.08.  Change of Control.  (a)  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).  In the event that at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all such Senior Indebtedness or offer to repay in full all such Senior Indebtedness and repay such Senior Indebtedness of each lender who has accepted such offer or (2) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date.  Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.09.  Limitation on Business Activities.  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than in businesses conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses which, in the good faith determination of the Board of Directors, are reasonably related, ancillary or complementary thereto.

SECTION 4.10.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default, an Officers’ Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

SECTION 4.11.  Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any other Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation,

merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Nothing contained in this Section 5.01 foregoing shall prohibit any Wholly Owned Subsidiary from consolidating with, merging with or into the Company, or any sale, assignment, transfer, conveyance or other disposition of assets among the Company and any Restricted Subsidiary.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.  Events of Default.  An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

(2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities, whether or not such purchase shall be prohibited by Article 10;

(3) the Company fails to comply with Section 5.01;

(4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

(5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

(6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(9) any final judgment or decree for the payment of money in excess of $15.0 million or its foreign currency equivalent is entered against the Company or any Significant Subsidiary by a court of competent jurisdiction, remains outstanding for a period of 60 days following the entry of such final judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.  When a

Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.  Control by Majority.  The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  Limitation on Suits.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to holders of Senior Indebtedness of the Company to the extent required by Article 10;

THIRD:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH:  to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.  Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  But the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

(g) The rights, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(i)  The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.  Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.  As promptly as practicable after each February 1 beginning with the February 1 following the date of the first issuance of Securities under this Indenture, and in any event prior to August 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 1 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee and any predecessor Trustee against any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim (whether asserted by the Company, any Holder or any other Person) for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.  (a)  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(3) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(3).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the respective obligations of the Company, the Trustee and the Paying Agent in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(4) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.  Money and securities so held in trust are not subject to Article 10.

SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.  Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments and Waivers

SECTION 9.01.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

(5) to add Guarantees with respect to the Securities, or to secure the Securities;

(6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

(8) to make any change that does not adversely affect the rights of any Securityholder.

An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.  With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities).  However, without the consent of 75% or more in principal amount of the Securities then outstanding, the Company may not (with respect to any Securities held by a non-consenting Securityholder) make any change to Article 10 (or the defined terms used therein) that would adversely affect the Securityholders.  In addition, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(5) make any Security payable in money other than that stated in the Security; or

(6) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07.  Payment for Consent.  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Subordination

SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness which is Senior

Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein.  All provisions of this Article 10 shall be subject to Section 10.12.

SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

(2) until such Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

SECTION 10.03.  Default on Senior Indebtedness.  The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (1) any Designated Senior Indebtedness is not paid when due or (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness.  During the continuance of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing) or (3) because such Designated Senior Indebtedness has been repaid in full.  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated

Senior Indebtedness, the Company may resume payments on the Securities after termination of such Payment Blockage Period.  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period.  For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04.  Acceleration of Payment of Securities.  If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.  The Trustee shall give notice of such acceleration, of which it has actual knowledge, to all holders of Designated Senior Indebtedness.

SECTION 10.05.  When Distribution Must Be Paid Over.  If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 10.06. Subrogation.  After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness.  A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

SECTION 10.07.  Relative Rights.  This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness.  Nothing in this Indenture shall:

(1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

SECTION 10.08.  Subordination May Not Be Impaired by Company.  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments may not be made under this Article 10.  The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

SECTION 10.12.  Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

SECTION 10.14.  Trustee To Effectuate Subordination.  Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination Provisions.  Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XI

Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Hexcel Corporation

Two Stamford Plaza

281 Tresser Blvd.

Stamford, Connecticut  06901

Attention: General Counsel

if to the Trustee:

The Bank of New York

101 Barclay Street

New York, NY 10286

Attention:  Corporate Trust Trustee Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of

New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.  Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 11.13.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HEXCEL CORPORATION,

by
/s/ Stephen C. Forsyth
Name: Stephen C. Forsyth
Title: Executive Vice President

THE BANK OF NEW YORK, as Trustee,

by
/s/ Geovanni Barris
Name: Geovanni Barris
Title: Vice President

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

1.             Definitions

1.1           Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 6.75% Senior Subordinated Notes due 2015 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $225.0 million aggregate principal amount of 6.75% Senior Subordinated Notes due 2015 issued on the Issue Date and

(2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 6.75% Senior Subordinated Notes due 2015 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated January 27, 2005, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Exchange and Registration Rights Agreement dated February 1, 2005, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

2

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2           Other Definitions

Term	Defined in Section:

“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2.             The Securities.

2.1           (a)  Form and Dating.  The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement.  The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the

3

expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

4

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2           Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $225.0 million of 6.75% Senior Subordinated Notes due 2015, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

5

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)            to register the transfer of such Definitive Securities; or

(y)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)           if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

6

(i)            certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii)           written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.

(i)            The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the

7

Global Security.  The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Temporary Regulation S Global Securities.  During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)           Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all

8

Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

9

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)          After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)           Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and

10

the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f)            Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

11

2.4           Definitive Securities.

(a)           A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

12

EXHIBIT 1

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE

2

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE

3

40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

HEXCEL CORPORATION

6.75% Senior Subordinated Notes due 2015

CUSIP No.
ISIN No.

No. $

Hexcel Corporation, a Delaware corporation, promises to pay to              , or registered assigns, the principal sum of                        Dollars on February 1, 2015.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SIGNATURE PAGE FOLLOWS

5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HEXCEL CORPORATION

By

Name:
Title:

By

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK
as Trustee, certifies
that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

6

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.75% Senior Subordinated Note due 2015

1.           Interest

Hexcel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2005.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 1, 2005.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.           Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.           Paying Agent and Registrar

Initially, The Bank of New York (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

7

4.           Indenture

The Company issued the Securities under an Indenture dated as of February 1, 2005 (“Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company.  The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.  These covenants are subject to important exceptions and qualifications.

5.           Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2010, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price

2010	103.375%
2011	102.250
2012	101.125
2013 and thereafter	100.000%

In addition, prior to February 1, 2008, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate

8

principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price of 106.750%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Public Equity Offering.

6.           Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.           Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.             Subordination

The Securities are subordinated to Senior Indebtedness on the terms and subject to the conditions set forth in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid.  Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.             Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the

9

Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.           Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.           Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.           Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.           Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

14.           Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required;

10

(c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (f) certain judgments or decrees for the payment of money in excess of $15.0 million.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.           Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.           No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.           Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

11

18.           Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.           Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Hexcel Corporation

Two Stamford Plaza

281 Tresser Blvd.

Stamford, Connecticut 06901

Attention: General Counsel

12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

☐            to the Company; or

(1)           ☐                               pursuant to an effective registration statement under the Securities Act of 1933; or

(2)           ☐                               inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

13

(3)           ☐                               outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)           ☐                               pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)           ☐                               to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

16

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

EXHIBIT A

FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY*/**

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

**/[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

HEXCEL CORPORATION

6.75% Senior Subordinated Notes due 2015

CUSIP No.
ISIN No.

No. $

Hexcel Corporation, a Delaware corporation, promises to pay to            , or registered assigns, the principal sum of                 Dollars on February 1, 2015.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SIGNATURE PAGE FOLLOWS

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HEXCEL CORPORATION

by

Name:
Title:

by

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK
as Trustee, certifies
that this is one of the Securities referred to in the Indenture.

by

Authorized Signatory

3

FORM OF REVERSE SIDE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY

6.75% Senior Subordinated Note due 2015

1.           Interest

Hexcel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if aRegistration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](1)  The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2005.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 1, 2005.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.           Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(1)           Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

4

3.           Paying Agent and Registrar

Initially, The Bank of New York (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.           Indenture

The Company issued the Securities under an Indenture dated as of February 1, 2005 (“Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company.  The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.  These covenants are subject to important exceptions and qualifications.

5.           Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2010, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date),

5

if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price

2010	103.375%
2011	102.250
2012	101.125
2013 and thereafter	100.000%

In addition, prior to February 1, 2008, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price of 106.750%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Public Equity Offering.

6.           Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.           Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.           Subordination

The Securities are subordinated to Senior Indebtedness on the terms and subject to the conditions set forth in the Indenture.  To the extent provided in the Indenture, Senior

6

Indebtedness must be paid before the Securities may be paid.  Each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.           Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.         Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.         Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.         Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.         Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for

7

uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

14.         Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (f) certain judgments or decrees for the payment of money in excess of $15.0 million.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.         Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.         No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the

8

Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.         Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.         Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.         CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[20.        Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](2)

20.         Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

(2)           Delete if this Security is not being issued in exchange for an Initial Security.

9

Hexcel Corporation
Two Stamford Plaza
281 Tresser Blvd.
Stamford, Connecticut 06901
Attention:  General Counsel

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of
Transferee Letter of Representation

[Company]

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] principal amount of the [   ]% [   ] due 20[  ] (the “Securities”) of [Company] (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.  We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on

12

which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

2